Exhibit 99.2
ATG ANNOUNCES APPOINTMENT OF LOU FRIO
AS SENIOR VICE PRESIDENT OF SERVICES
CAMBRIDGE, Mass.—June 16, 2006—Art Technology Group, Inc. (NASDAQ: ARTG), whose licensed and on demand technology powers e-commerce sites and supporting e-marketing and customer service solutions for the world’s most customer-centric enterprises, today announced the appointment of Lou Frio as Senior Vice President of Services. Frio brings to ATG more than 20 years of experience managing worldwide services organizations, business consulting groups and managed services offerings at companies such as Unisys, ePresence and Data General. He will report directly to ATG’s President and Chief Executive Officer, Bob Burke.
Frio joins ATG from Unisys Corporation, where he oversaw the integration of the security and identity access management division of ePresence, Inc. (formerly Banyan Systems) following its acquisition by Unisys in 2004. From 1994 to 2004, Mr. Frio served in a variety of positions at ePresence, including Vice President, Consulting—North America, Vice President, Managed Services and Director, Worldwide Support Services.
“We are delighted to welcome Lou to the ATG team,” said Bob Burke, president and chief executive officer, ATG. “Lou will oversee all of our professional services, support, education and hosting operations, integrating these critical customer-facing functions. His track record in managing these lines of business at other organizations make him the ideal choice to drive these efforts at ATG. We expect Lou’s addition to help ATG provide a broader range of services and customer care programs to both existing and new customers.”
About ATG
ATG (Art Technology Group, Inc., NASDAQ: ARTG) makes the software that the world’s most customer-conscious companies use to create a more relevant and consistent customer experience, throughout the marketing, commerce, and service lifecycle, and across the Web, e-mail, call center, and mobile channels. Offering an alternative to the traditional silo-based approach to customer-facing applications, ATG Wisdom™ is the company’s strategy for delivering a seamless, more compelling, and mutually valuable experience to each customer and segment. The company fulfills this strategy by providing fully integrated best-of-breed product suites installed on-premise or delivered on-demand. ATG’s solutions power over 600 major brands, including A&E Networks, Airbus, American Airlines, American Eagle Outfitters, Best Buy, Boeing, Cingular Wireless, DirecTV, France Telecom, Friends Provident, Hewlett-Packard, Hotels.com, Hyatt Hotels, HSBC, InterContinental Hotels Group, Kingfisher, Louis Vuitton, Merrill Lynch, Neiman Marcus, Philips, Procter & Gamble, Symantec, T-Mobile, Target, US Army, US Navy, Warner Music, and Wells Fargo. The company is headquartered in Cambridge, Massachusetts, with additional locations throughout North America and Europe. For more information about ATG, please visit www.atg.com.

(C) 2006 Art Technology Group, Inc. ATG and Art Technology Group are registered trademarks and ATG Wisdom is a trademark of Art Technology Group, Inc. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.
This press release contains forward-looking statements about the expected impact of the appointment of Mr. Frio on ATG’s business and operations. These statements involve known and unknown risks and uncertainties that may cause ATG’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These risks include the effect of weakened or weakening economic conditions or perceived conditions on the level of spending by customers and prospective customers for ATG’s software and services; financial and other effects of cost control measures; quarterly fluctuations in ATG’s revenues or other operating results; customization and deployment delays or errors associated with ATG’s products; the risk of longer sales cycles for ATG’s products and ATG’s ability to conclude sales based on purchasing decisions that are delayed; satisfaction levels of customers regarding the implementation and performance of ATG’s products; ATG’s need to maintain, enhance, and leverage business relationships with resellers and other parties who may be affected by changes in the economic climate; ATG’s ability to attract and maintain qualified executives and other personnel and to motivate employees; activities by ATG and others related to the protection of intellectual property; potential adverse financial and other effects of litigation (including intellectual property infringement claims) and the release of competitive products and other activities by competitors. Further details on these risks are set forth in ATG’s filings with the Securities and Exchange Commission (SEC), including the company’s annual report on Form 10-K for the period ended December 31, 2005 and its quarterly report on Form 10-Q for the quarter ended March 31, 2006, as filed with the SEC. These filings are available free of charge on a website maintained by the SEC at http://www.sec.gov.
CONTACT: Art Technology Group, Inc.
Media:
Tucker Walsh, 617-386-1159
twalsh@atg.com
or
Investors:
Jim Buckley, 617-542-5300
artg@investorrelations.com